SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 20, 2004


                         First Federal Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                           0-25509            42-1485449
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(State or other jurisdiction)     (Commission File No.)       (I.R.S. Employer
        of incorporation)                                   (Identification No.)


Address of principal executive offices: 329 Pierce Street,
                                        Sioux City, Iowa 51101
                                        ----------------------------------------


Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address if changed since last report)



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Item 8.01.  Other Events.

         On September 20, 2004, First Federal Bank, the wholly owned subsidiary of First Federal Bankshares, Inc., and Iowa State Bank, Orange City, Iowa completed the previously announced proposed sale of First Federal Bank's branch office located in Orange City, Iowa and its branch office located in Sheldon, Iowa. Deposits totaling approximately $27.9 Million and loans totaling approximately $17.1 Million were included in the sale. The transaction was first announced on June 9, 2004 through a joint press release.










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            FIRST FEDERAL BANKSHARES, INC.


DATE:  September 22, 2004                   By:   /s/ Colin D. Anderson
                                                  ------------------------------
                                                  Colin D. Anderson
                                                  Senior Vice President and CFO